EXHIBIT 99.1

DELCATH SYSTEMS TO CONDUCT CONFERENCE CALL TO DISCUSS RECENT CORPORATE DEVELOPMENTS
Provides Update on Recent ASCO Data Presentation and Current Financial Position

NEW YORK, NY — June 11, 2010 — Delcath Systems, Inc. (Nasdaq: DCTH) a development stage, specialty pharmaceutical and medical device company focused on oncology will host a conference call to discuss recent corporate developments on Tuesday, June 15, 2010 at 4:30 p.m., Eastern. Eamonn P. Hobbs, the Company’s President and CEO, David McDonald, CFO, and Krishna Kandarpa, MD, Chief Medical Officer, will be on hand during the call and webcast. In addition, three leading clinicians familiar with the Phase III trial data comparing percutaneous hepatic perfusion (PHP) with melphalan to the best alternative care for patients with hepatic metastases from ocular or cutaneous melanoma will participate in the conference call. The dial-in number for the conference call is 800-762-8779 for domestic participants and 480-629-9771 for international participants.

“We look forward to updating our shareholders about the recent progress made by our Company as well as answering questions regarding the very strong data presented at the ASCO conference this past weekend,” said Mr. Hobbs.“While we believe the recent decline in the value of our shares is unfortunate and an overreaction, the fundamental outlook for our company remains strong.  We believe we have excellent clinical data, significant market opportunity and a strong balance sheet with enough cash to execute our current business plan for at least the next 12 months. In addition, we continue to pursue negotiations with potential partners for international marketing rights for the Delcath PHP system.”

A taped replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will be available for seven days. This replay can be accessed by dialing 800-406-7325 for domestic callers and 303-590-3030 for international callers, both using passcode 4317816#. To access the live webcast of the call, go to Delcath’s website at www.delcath.com. An archived webcast will also be available at www.delcath.com for 90 days.

About Delcath Systems
Delcath Systems, Inc. is a development stage, specialty pharmaceutical and medical device company focused on oncology. Delcath’s proprietary system for chemosaturation is designed to administer high dose chemotherapy and other therapeutic agents to diseased organs or regions of the body, while controlling the systemic exposure of those agents. The Company’s initial focus is on the treatment of primary and metastatic liver cancers.  Delcath recently concluded a Phase III metastatic melanoma study, and the Company is currently conducting a multi-arm Phase II trial to treat other liver cancers. The Company has not yet received FDA or any foreign regulatory approval for commercial sale of its system.  For more information, please visit the Company's website at www.delcath.com.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. This news release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to the acceptability of the Phase III clinical trial data by the FDA, our ability to successfully complete an FDA new drug application, acceptance of the new drug application by the FDA, approval by the FDA or other regulatory authorities of the current or future drug delivery system for the treatment of metastatic melanoma, our ability to successfully complete other clinical trials and secure regulatory approval of our current or future drug-delivery system for the treatment of other liver cancers and other organs, the market acceptance and potential of chemosaturation therapy via PHP as a treatment for patients with terminal metastatic disease in the liver, actions by the FDA or other regulatory agencies  and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

Contact Information: Investor Contact: Doug Sherk EVC Group 415-652-9100	Media Contact: Janine McCargo EVC Group 646-528-4034